Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Lattice Semiconductor Corporation:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93289, No. 333-50192, No. 333-88128, No. 333-99249, No. 333-107946, No. 110595 and No. 333-120958) and Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358, No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-59990, No. 333-69467, No. 333-81035, No. 333-67274, No. 333-99247, and No. 333-120959) of Lattice Semiconductor Corporation of our reports dated March 12, 2008, relating to the consolidated balance sheet of Lattice Semiconductor Corporation and subsidiaries as of December 29, 2007, and the related consolidated statements of operations, stockholders’ equity, cash flows, and the related consolidated financial statement schedule for the year then ended, and the effectiveness of internal control over financial reporting as of December 29, 2007, which reports appear in the December 29, 2007 annual report on Form 10-K of Lattice Semiconductor Corporation. Our report refers to a change in the method of accounting for uncertain tax positions, effective January 1, 2007.

/s/ KPMG LLP

Portland, Oregon

March 12, 2008